Exhibit 16.1
Letter from WIPFLI LLP regarding change in certifying accountant













WIPFLI                     Wipfli LLP
CPAs and Consultants       7601 France Avenue South
                           Suite 400
                           Minneapolis, MN 55435
                           952.548.3400
                           fax 952.548.3500
                           www.wipfli.com



October 27, 2009


Mr. Robert Harvey
Chief Executive Officer
Oakridge Holdings, Inc.
400 West Ontario Street, #1003
Chicago, IL 60610


Dear Mr. Harvey


This is to confirm that the client-auditor relationship between Oakridge Holdings, Inc. (Commission File Number 0-1937) and Wipfli LLP has ceased.


Sincerely,

/s/ Wipfli LLP

Wipfli LLP

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5